UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 6, 2010

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN	38555
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (931) 707-9601 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

In February 2010 TN-K Energy Group Inc. entered into a checkerboard well drilling location assignments covering the entire 738 acres of the JR and Pansy Clark Lease in Green County, Kentucky.  Under the terms of this original agreement, we have a 27.5% net interest in each well location and we are responsible for paying 32% of the cost for drilling, completion, operation and permitting of these wells.  Messrs. Mitchell and Travis Coomer hold the remaining interest, are responsible for the remaining costs and have the first choice of a drilling location.  The parties agreed to make the selection and begin drilling within 30 days, weather and landowner permitting, and to drill at least one location per month until all drilling locations have been drilled.  We are the operator of the wells and Messrs. Mitchell and Travis Coomer are to provide the drilling services.

On May 6, 2010 TN-K Energy Group Inc. entered into Assignments of Oil and Gas Lease with Messrs. Coomer and Coomer covering 10 additional well locations on the checkerboard which were originally retained by them in the February 2010 transaction.  Under the terms of the Assignment of Oil and Gas Lease, we acquired these additional locations at $25,000 each.  We will have a 27.5% net interest in the 10 additional well locations and we are responsible to pay 32% of all costs for drilling, completion, operating and permitting of the wells.  We will be the operators of these wells. We have immediately begun drilling operations on these locations.

As full and complete consideration for these interests, we issued the assignors an aggregate of 500,000 shares of our common stock valued at $0.50 per share for a total of $250,000.  In addition, we issued the assignors 100,000 shares of our common stock valued at $0.50 per share as a prepayment for drilling, completion and operations costs at these well locations in the amount of $50,000.  The shares, which are “restricted securities” as that term is defined in Regulation D promulgated under the Securities Act of 1933, were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipients were accredited investors.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.18	Assignments of Oil and Gas Lease dated May 6, 2010 by and between Mitchell Coomer and Travis Coomer and TN-K Energy Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: May 12, 2010	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President